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                                                                    EXHIBIT 5(a)

                           THE TARGET PORTFOLIO TRUST

                              Management Agreement

         Agreement, made this 9th day of November, 1992 between The Target Portfolio Trust, a Delaware business trust (the Trust), and Prudential Mutual Fund Management, Inc., a Delaware corporation (the Manager).

                               W I T N E S S E T H

         WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act); and

         WHEREAS, the shares of beneficial interest of the Trust are divided into separate series or portfolios (each a Portfolio), each of which is established pursuant to a resolution of the Trustees of the Trust, and the Trustees may from time to time terminate such Portfolios or establish and terminate additional Portfolios.

         WHEREAS, the Trust desires to retain the Manager to render or contract to obtain as hereinafter provided investment advisory services to the Trust and the Trust also desires to avail itself of the facilities available to the Manager with respect to the administration of its day to day business affairs, and the Manager is willing to render such investment advisory and administrative services;

         NOW, THEREFORE, the parties agree as follows:

         1. The Trust hereby appoints the Manager to act as manager of the Trust and

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administrator of its business affairs for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust and each Portfolio thereof. Any such agreement may be entered into by the Manager on such terms and in such manner as may be permitted by the 1940 Act and the rules thereunder. The Manager will continue to have responsibility for all investment advisory services furnished pursuant to any such investment advisory agreements. The Manager will review the performance of all subadvisers (each an Adviser), and make recommendations to the Trustees of the Trust with respect to the retention and renewal of contracts.

         2. Subject to the supervision of the Trustees of the Trust, and, subject to Section 1 hereof, the Manager shall be responsible for the management of the investment operations of the Trust and each Portfolio thereof and the composition of each portfolio of the Trust, including the purchase, retention and disposition thereof, in accordance with the Trust's and the Portfolio's investment objectives, policies and restrictions as stated in the Prospectus (hereinafter defined) and subject to the following understandings:

                  (a) The Manager shall provide supervision of each Portfolio's investments and determine from time to time what investments or securities will be purchased, retained, sold or loaned by each Portfolio, and what portion of the assets will be invested or held uninvested as cash.

                  (b) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus

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         (hereinafter defined) of the Trust and with the instructions and directions of the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                  (c) The Manager shall determine the securities and futures contracts to be purchased or sold by each Portfolio and will place orders pursuant to its determinations with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated and brokers, dealers and futures commissions which are "affiliated" persons of an Adviser) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (hereinafter defined) or as the Trustees may direct from time to time. In providing the Trust with investment supervision, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which other clients of the Manager or an Adviser may be a party. It is understood that Prudential Securities Incorporated or a broker which is an "affiliated" person of an Adviser may be used as principal broker for securities transactions but that no formula has been adopted for allocation of the Trust's investment transaction business. It is also understood that it is desirable for the Trust that the Manager and each Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers or futures commission merchants and that such brokers may execute brokerage transactions at a higher cost to the

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         Trust than may result when allocating brokerage to other brokers or futures commission merchants on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager and each Adviser is authorized to pay higher brokerage commissions for the purchase and sale of securities and futures contracts for the Trust to brokers or futures commission merchants who provide such research and analysis, subject to review by the Trustees of the Trust from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers or futures commission merchants may be useful to the Manager or an Adviser in connection with its services to other clients.

                  On occasions when the Manager or an Adviser deems the purchase or sale of a security or a futures contract to be in the best interest of the Trust as well as other clients of the Manager or the Adviser, the Manager or the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager or the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio, the Trust and to such other clients.

                  (d) The Manager shall maintain all bocks and records with respect to the Trust's portfolio transactions and shall render to the Trustees of the Trust such periodic and special reports as the Board may reasonably request.

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                  (e) The Manager shall be responsible for the financial and accounting records to be maintained by the Trust (including those being maintained by the Trust's Custodian).

                  (f) The Manager shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the Trust's assets.

                  (g) The investment management services of the Manager to the Trust under this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar services to others.

         3. The Trust has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) Declaration of Trust, as filed with the Secretary of State of Delaware (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, are herein called the Declaration of Trust);

                  (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the By-Laws);

                  (c) Certified resolutions of the Trustees of the Trust authorizing the appointment of the Manager and approving the form of this agreement;

                 (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the Registration Statement), as filed with the Securities and Exchange Commission (the Commission) relating to the Trust and shares of beneficial interest of the Trust and all amendments thereto;

                (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

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                  (f) Prospectus of the Trust (such Prospectus and Statement of
         Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus).

         4. The Manager shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. All services to be furnished by the Manager under this Agreement may be furnished through the medium of any such directors, officers or employees of the Manager.

         5. The Manager shall keep the Trust's books and records required to be maintained by it pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any such records upon the Trust's request, provided however that the Manager may retain a copy of such records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Manager pursuant to Paragraph 2 hereof.

         6. During the term of this Agreement, the Manager shall pay the following expenses:

                  (i) the salaries and expenses of all personnel of the Trust and the Manager except the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's investment advisers,

                 (ii) all expenses incurred by the Manager or by the Trust in connection with managing the ordinary course of the Trust's business other than those assumed by the Trust herein, and

                (iii) the costs and expenses payable pursuant to any subadvisory agreements. The Trust assumes and will pay the expenses described below:

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                  (a) the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of each Trust's assets,

                  (b) the fees and expenses of Trustees who are not affiliated persons of the Manager or the Trust's Advisers,

                  (c) the fees and expenses of the Custodian that relate to (i) the custodial function and the recordkeeping connected therewith, (ii) preparing and maintaining the general accounting records of the Trust and the providing of any such records to the Manager useful to the Manager in connection with the Manager's responsibility for the accounting records of the Trust pursuant to Section 31 of the 1940 Act and the rules promulgated thereunder, (iii) the pricing of the shares of the Trust, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Trustees of the Trust, and (iv) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Trust's securities,

                  (d) the fees and expenses of the Trust's Transfer and Dividend Disbursing Agent, which may be the Custodian, that relate to the maintenance of each shareholder account,

                  (e) the charges and expenses of legal counsel and independent accountants for the Trust,

                  (f) brokers' commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities and futures transactions,

                  (g) all taxes and corporate fees payable by the Trust to federal, state or other governmental agencies,

                  (h) the fees of any trade associations of which the Trust may be a member,

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                  (i) the cost of share certificates representing, and/or
         non-negotiable share deposit receipts evidencing, shares of the Trust,

                  (j) the cost of fidelity, directors and officers and errors and omissions insurance,

                  (k) the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the Securities and Exchange Commission, registering the Trust as a broker or dealer and qualifying its shares under state securities laws, including the preparation and printing of the Trust's registration statements, prospectuses and statements of additional information for filing under federal and state securities laws for such purposes,

                  (1) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders, and

                  (l) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business.

         7. In the event the expenses of the Trust for any fiscal year (including the fees payable to the Manager but excluding interest, taxes, brokerage commissions and litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business) exceed the lowest applicable annual expense limitation established and enforced pursuant to the statute or regulations of any jurisdictions in which shares of the Trust are then qualified for offer and sale, the compensation due the Manager will be reduced by the amount of such excess, or, if such reduction exceeds the compensation payable to the Manager, the Manager will pay to the Trust the amount of such reduction which exceeds the amount of such compensation.

         8. For the services provided and the expenses assumed pursuant to this Agreement, the

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Trust will pay to the Manager as full compensation therefor a fee as set forth below. This fee will be computed daily and will be paid to the Manager monthly. Any reduction in the fee payable and any payment by the Manager to the Trust pursuant to paragraph 7 shall be made monthly. Any such reductions or payments are subject to readjustment during the year.

                                                        Rate as a percentage of
         Name of Portfolio                              average daily net assets
         -----------------                              ------------------------
         Large Capitalization Growth                    .60 of 1%
            Portfolio

         Large Capitalization Value                     .60 of 1%
            Portfolio

         Small Capitalization Growth                    .60 of 1%
             Portfolio

         Small Capitalization Value                     .60 of 1%
             Portfolio

         International Equity Portfolio                 .70 of 1%

         Total Return Bond Portfolio                    .45 of 1%

         Intermediate Term Bond                         .45 of 1%
            Portfolio

         Mortgage Backed Securities                     .45 of 1%
            Portfolio

         U.S. Government Money Market                   .25 of 1%
            Portfolio

         9. The Manager shall not be liable for any error of judgment or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the

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1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10. The Trust shall indemnify the Manager and hold it harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Manager in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Trust or its security holders) arising out of or otherwise based upon any action actually or allegedly taken or omitted to be taken by the Manager in connection with the performance of any of its duties or obligations under this Agreement; provided, however, that nothing contained herein shall protect or be deemed to protect the Manager against or entitle or be deemed to entitle the Manager to indemnification in respect of any liability to the Trust or its security holders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of its reckless disregard of its duties and obligations under this Agreement.

         11. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust or any Portfolio thereof at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of a Portfolio, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate

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automatically in the event of its assignment (as defined in the 1940 Act).

         12. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the right of the Manager to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

         13. Except as otherwise provided herein or authorized by the Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         14. During the term of this Agreement, the Trust agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Trust or the public, which refer in any way to the Manager, prior to use thereof and not to use such material if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above mentioned materials which refer in any way to the Manager. Sales literature may be furnished to the Manager hereunder by first class or overnight mail, facsimile transmission equipment or hand delivery. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Trust as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

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         15. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

         16. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at One Seaport Plaza, New York, New York 10292, Attention: Secretary; or (2) to the Trust at one Seaport Plaza, New York, New York 10292, Attention: President.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         18. The Trust is a business trust organized under the Delaware Business Trust Act pursuant to a certificate of trust dated July 29, 1992. The Trust is a series trust and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole. Neither the Trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust (or a Portfolio thereof).


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                  IN WITNESS WHEREOF, the parties hereto have caused this
instrument to be executed by their officers designated below as of the day and year first above written.

                                          THE TARGET PORTFOLIO TRUST

                                          By:  /s/ Lawrence C. McQuade
                                             -----------------------------------
                                                   Lawrence C. McQuade
                                                   President

                                          PRUDENTIAL MUTUAL FUND
                                          MANAGEMENT, INC.

                                          By:  /s/ Robert F. Gunia
                                             -----------------------------------
                                                   Robert F. Gunia
                                                   Executive Vice President


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